UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Form 8-K/A amends the Current Report on Form 8-K of Triumph Group, Inc. (the “Company”) filed on May 8, 2019. This Form 8-K/A is being filed to correct certain information within the presentation included as Exhibit 99.2 to the Form 8-K filed on May 8, 2019. Adjustments were made to pages 8, 14, and 29, and the corrected exhibit is attached as Exhibit 99.2 to this Form 8-K/A.
Specifically, page 8 previously reported FY‘19 EBITDAP Margin for Interior Systems of approximately 13%; the correct margin is approximately 15%.
On page 14, net loss for FY‘19 Q4 should have been $(200) instead of $(207) and net loss for FY‘19 Full Year should have been $(322) instead of $(330). Income Tax (benefit) Expense for FY‘19 Q4 should have been $(8) instead of $(1) and Income Tax (benefit) Expense for FY‘19 Full Year should have been $(5) instead of $2. Pension Income for FY‘19 Full Year should have been $(48) instead of $(47). With regard to the Cash Drivers on page 14, restructuring used $13M in Q4 (instead of $10M) and $31M in FY‘19 (instead of $28M).
On page 29, the EBITDAP adjustment for the adoption of ASU 2017-07 for non-core operations should have been $70 instead of $(70) and, for core operations, should have been $0 instead of $139. The adjusted EBITDAP for Aerospace Structures, non-core operations, should have been $23 instead of $(116) and for Aerospace Structures, core operations, should have been $47 instead of $189. Adjusted EBITDAP for total non-core operations should have been $23 instead of $(116), and Adjusted EBITDAP for total core operations should have been $161 instead of $300.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.2	Presentation of Triumph Group, Inc. of May 8, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President and Controller